UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017 (July 31, 2017)

FRED’S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Amendment (as defined herein) is hereby incorporated into this Item 1.01 by reference.
ITEM 2.03.       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On July 31, 2017, Fred’s, Inc. (the “Company”) and certain of its subsidiaries entered into that certain Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement and First Amendment to Security Agreement (the “Amendment”), by and among the Company and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender (“Bank of America”).  The Amendment amends the Company’s existing (i) Credit Agreement, dated as of April 9, 2015, as amended on October 23, 2015, December 28, 2016 and January 27, 2017 (as amended, the “Credit Agreement”); (ii) Amended and Restated Addendum to Credit Agreement, dated as of January 27, 2017; and (iii) Security Agreement, dated as of April 9, 2015.
The Amendment provides for the following:
•	Adds Bank of America as a co-collateral agent;
•	Increases the revolving loan commitment from $225 million to $270 million and, as a result, increases certain thresholds that relate to the revolving loan commitment;
•	Increases the amount of pharmacy scripts that may be included in the borrowing base; and
•	Revises the excess availability requirements for certain acquisitions.

The Company has no current plans that would require funding of the increased revolving loan commitment, nor has it drawn against the increased amount, as of the date of the increase.  Instead, the Company deemed it advantageous to take the proactive action to increase the size of its commitment to provide for additional and ample liquidity in a favorable fee environment.
The lenders (and their respective subsidiaries or affiliates) under the Credit Agreement have in the past provided, or may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS.
(d)                Exhibits.
10.1
Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement and First Amendment to Security Agreement, dated as of July 31, 2017, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.
(Registrant)

Date: August 3, 2017	By:	/s/ Jason Jenne
	Name:	Jason Jenne
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement and First Amendment to Security Agreement, dated as of July 31, 2017, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, co-collateral agent and lender, and Bank of America, N.A., in its capacity as co-collateral agent and lender.